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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-32306), (Form S-3 No. 333-37464), (Form S-3 No. 333-63246) and (Form
S-3 No. 333-52996) of Viragen, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-50403) pertaining to the Viragen, Inc. Amended 1997 Stock Option Plan, (Form S-8 No. 333-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc., (Form S-8 No. 333-18197) pertaining to the Consulting Agreement with Girmon Investment Co., Limited and Common Stock Purchase Option Granted to Key Employee and (Form S-8 No. 333-37466) pertaining to the Compensatory Stock Options and Warrants Granted to Consultants and Stock Option Agreement with a Key Executive of our report dated August 17, 2001 (except for Note R, as to which the date is September 28, 2001), with respect to the consolidated financial statements of Viragen, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2001.


                                             /s/ Ernst & Young LLP

Miami, Florida
September 28, 2001